Exhibit 1.1

EXECUTION VERSION

$300,000,000

EPL Oil & Gas, Inc.

8.250% Senior Notes due 2018

PURCHASE AGREEMENT

October 18, 2012

CREDIT SUISSE SECURITIES (USA) LLC

BMO CAPITAL MARKETS CORP.

JEFFERIES & COMPANY, INC.

As Representatives of the Several Purchasers,

c/o Credit Suisse Securities (USA) LLC (“Credit Suisse”),

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Ladies and Gentlemen:

1. Introductory. EPL Oil & Gas, Inc., a Delaware corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”), for whom you are acting as representatives (the “Representatives”), subject to the terms and conditions stated herein, to issue and sell to the several Purchasers U.S.$300,000,000 principal amount of its 8.250% Senior Notes due 2018 (“Notes”) to be issued under an indenture, to be dated as of October 25, 2012 and as supplemented through the Closing Date (the “Indenture”), among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be unconditionally guaranteed as to the payment of principal and interest (the “Guarantees” , and together with the Notes, the “Offered Securities”) by all direct and indirect Domestic Subsidiaries of the Company (other than Immaterial Subsidiaries) (each such subsidiary a “Guarantor”). Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of Notes” section of the Final Offering Circular (as hereinafter defined).

The Purchasers have advised the Company, and the Company understands, that the Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Notes purchased by the Purchasers hereunder on the terms set forth in the Final Offering Circular to persons whom the Purchasers reasonably believe (i) are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act), or (ii) are not “U.S. persons” (as defined in Regulation S under the Securities Act) and in compliance with the laws applicable to such persons in jurisdictions outside of the United States.

The holders of the Notes will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date among the Company, each Guarantor and the Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and each Guarantor will agree, among other things, to file with the Commission (a) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to notes to be offered in exchange for the Notes (the “Exchange Notes”) which shall be substantially identical to the Notes, except that the Exchange Notes shall have been registered pursuant to the Exchange Offer Registration Statement and will not be subject to restrictions on transfer or contain additional interest provisions or special mandatory redemption provisions relating to the failure to close the transactions contemplated by the Hilcorp Purchase and Sale Agreement (as defined below) (such offer to exchange being referred to as the “Exchange Offer”), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Notes. If required under the Registration Rights Agreement, the Company will issue Exchange Notes to the Purchasers (the “Private Exchange Notes”). If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay special interest to the holders of the Notes under certain circumstances to be set forth in the Registration Rights Agreement.

This Agreement, the Indenture, the Registration Rights Agreement, the Notes, the Guarantees, the Second Amended and Restated Engagement Letter, dated October 1, 2012, between the Company and the Representatives (the “Engagement Letter”), the Purchase and Sale Agreement, dated as of September 14, 2012, between Hilcorp Energy GOM Holdings, LLC (“Hilcorp”) and the Company (as the same may be amended from time to time, the “Hilcorp Purchase and Sale Agreement”), the Escrow Agreement, dated as of the Closing Date, among the Company, the Purchasers and U.S. Bank National Association, as escrow agent (the “Escrow Agreement”), the Exchange Notes and the Private Exchange Notes are collectively referred to herein as the “Documents” , and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.” Nothing in this Agreement should be read to limit or otherwise modify the terms and provisions of the Engagement Letter, provided that, in the event any terms of the Engagement Letter are inconsistent with or contradict any terms of this Agreement, this Agreement shall govern.

Each of the Company and each Guarantor hereby agrees with the several Purchasers as follows:

2. Representations and Warranties of the Company and each Guarantor. The Company and each Guarantor represents and warrants to, and agrees with, the several Purchasers that:

(a) Offering Materials Furnished to Purchasers; Certain Defined Terms. The Company has delivered to the Purchasers the General Disclosure Package and the Final Offering Circular in such quantities and at such places as the Purchasers have reasonably requested. For purposes of this Agreement:

“Applicable Time” means 12:05 p.m. (New York time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Circular” means the preliminary offering circular, dated October 15, 2012, relating to the Offered Securities to be offered by the Purchasers.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933.

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b) Limitation on Offering Materials. The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities, or otherwise is prepared to market the Offered Securities, other than (i) the General Disclosure Package, (ii) the Final Offering Circular and (iii) any Supplemental Marketing Materials used in accordance with Section 5(a) hereof.

(c) No Material Misstatement or Omission. (i) The General Disclosure Package, as of the Applicable Time, did not and, at all times subsequent thereto through the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Final Offering Circular, as of the date thereof, did not and, at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) each Supplemental Marketing Material, when taken together with the General Disclosure Package, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Purchasers and furnished to the Company in writing by the Purchasers expressly for use in the General Disclosure Package or the Final Offering Circular as set forth in Section 8(b). No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Offered Securities or the use of the General Disclosure Package or the Final Offering Circular in any jurisdiction. No statement of material fact included in the Final Offering Circular has been omitted from the General Disclosure Package, and no statement of material fact included in the General Disclosure Package has been omitted from the Final Offering Circular.

(d) Reporting Compliance. The Company is subject to, and is in full compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(e) Preparation of the Financial Statements. (i) The consolidated financial statements and related notes and supporting schedules of the Company and the Subsidiaries contained in the General Disclosure Package and the Final Offering Circular (the “Financial Statements”), as of the respective dates and for the respective periods to which they apply, present fairly the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and the requirements of Regulation S-X, except to the extent expressly disclosed therein; (ii) the consolidated balance sheets and the related statements of income, of member’s capital and of cash of Hilcorp Energy GOM, LLC, as of the respective dates and for the respective periods to which they apply, present fairly the information contained therein and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and the requirements of Regulation S-X, except to the extent expressly disclosed therein; (iii) the financial data of the Company and the Subsidiaries set forth under the captions “Summary—Summary Historical and Pro Forma Consolidated Financial, Reserve and Operating Data” and “Selected Historical Consolidated Financial and Operating Data” in the General Disclosure Package and the Final Offering Circular (other than the financial data set forth under such captions that are labeled “pro forma,” which are the subject of sub-clause (iv) below) has been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated; and (iv) the unaudited pro forma financial information and related notes and supporting schedules of the Company and the Subsidiaries contained in the General Disclosure Package and the Final Offering Circular present fairly the information contained therein and have been prepared in accordance with Regulation S-X, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All other financial, statistical and market and industry data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the General Disclosure Package and the Final Offering Circular are fairly and accurately presented, are based on or derived from sources that the Company believes to be reliable and accurate and are presented on a reasonable basis.

(f) Disclosure Controls and Procedures. The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The statements relating to disclosure controls and procedures made by the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company in the certifications required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules and regulations promulgated in connection therewith are complete and correct.

(g) Independent Accountants. PricewaterhouseCoopers LLP and KPMG LLP, who have certified and expressed their opinions with respect to the financial statements of the Company and its consolidated Subsidiaries including the related notes thereto and supporting schedules contained in the General Disclosure Package and the Final Offering Circular, are each (i) an independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations adopted by the Commission and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. To the knowledge of the Company, PricewaterhouseCoopers LLP, who has expressed its opinion and certified certain financial statements with respect to Hilcorp Energy GOM, LLC contained in the General Disclosure Package and the Final Offering Circular, is an independent registered public accounting firm with respect to Hilcorp within the applicable rules and regulations adopted by the Commission and as required by the Securities Act.

(h) No Material Adverse Change. Subsequent to the respective dates as of which information is contained in the General Disclosure Package and the Final Offering Circular, except as disclosed in the General Disclosure Package and the Final Offering Circular, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole. To the Company’s knowledge, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect (as defined below) except as disclosed in the General Disclosure Package and the Final Offering Circular.

(i) Rating Agencies. No “nationally recognized statistical rating organization” (as defined in Rule 436(g)(2) under the Securities Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(j) Subsidiaries. Each corporation, partnership or other entity in which the Company, directly or indirectly through any of its Subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule C attached hereto (the “Subsidiaries”). Each Subsidiary that is a Foreign Subsidiary has an asterisk (“*”) next to its name on such schedule.

(k) Incorporation and Good Standing of the Company and its Subsidiaries; MAE. The Company and each of the Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of their jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the General Disclosure Package and in the Final Offering Circular and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company or any Subsidiary to perform its obligations in all material respects under any Document, (C) the validity or enforceability of any of the Documents, or (D) the consummation of any of the Transactions (each, a “Material Adverse Effect”).

(l) Capitalization and Other Capital Stock Matters. All of the issued and outstanding shares of capital stock of the Company and each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption “Capitalization” in the General Disclosure Package and the Final Offering Circular (including the footnotes thereto) sets forth, as of its date, the capitalization of the Company other than subsequent issuances, if any, pursuant to employee benefit plans or upon exercise of outstanding options or warrants as described in the Final Offering Circular. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those Permitted Liens and those imposed by the Securities Act and the securities or “Blue Sky” laws of certain U.S. state or non-U.S. jurisdictions. Except as disclosed in the General Disclosure Package and the Final Offering Circular, and except as contemplated by the Company’s 2009 Long Term Incentive Plan, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.

(m) Legal Power and Authority. Each of the Company and the Guarantors has all necessary power and authority to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the Transactions.

(n) The Engagement Letter and the Hilcorp Purchase and Sale Agreement. Each of the Engagement Letter and the Hilcorp Purchase and Sale Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. The Hilcorp Purchase and Sale Agreement conforms in all material respects to the description thereof in the General Disclosure Package and the Final Offering Circular.

(o) This Agreement, the Indenture, the Registration Rights Agreement and the Escrow Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors. Each of the Indenture and the Registration Rights Agreement has been duly and validly authorized by the Company and the Guarantors, and the Escrow Agreement has been duly and validly authorized by the Company. Each of the Indenture and the Registration Rights Agreement, when executed and delivered by the Company and the Guarantors, will constitute a legal, valid and binding obligation of each of the Company and Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, and the Escrow Agreement, when executed and delivered by the Company, will constitute a legal, valid and binding obligation fo the Company, enforceable against the Company in accordance with its terms, in each case except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii) with respect to the Registration Rights Agreement’s rights to indemnity or contribution thereunder, federal and state securities laws and public policy considerations. When executed and delivered, this Agreement, the Escrow Agreement, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Offering Circular. When executed and delivered by the Company and the Guarantors, the Indenture will meet the requirements for qualification under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “TIA”).

(p) Notes. The Notes, Exchange Notes and Private Exchange Notes have each been duly and validly authorized by the Company and, in the case of the Notes, when issued and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Notes will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Offering Circular and will be in the form contemplated by the Indenture.

(q) Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and, when issued and executed by the Guarantors, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Guarantors, entitled to the benefit of the Indenture and the Registration Rights Agreement, and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Guarantees will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Offering Circular.

(r) Compliance with Existing Instruments. Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”); (ii) in violation of any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties; or (iii) in breach of or default under any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, other than as disclosed in the General Disclosure Package and the Final Offering Circular and other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default or a Debt Repayment Triggering Event (as defined below) under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness, except in the case of sub-clauses (b) and (c) of this sentence as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries or any of their respective properties.

(s) No Conflicts. Neither the execution, delivery or performance of the Documents nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event under, or result in the imposition of a Lien on any assets of the Company or any of its Subsidiaries, the imposition of any penalty or a Debt Repayment Triggering Event under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company and the Guarantors, except with respect to clauses (ii), (iii) and (iv) above as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. After consummation of the offer and sale of the Offered Securities and the Transactions, no default or event of default will exist.

(t) No Consents. No consent, approval, authorization, order, filing or registration of or with any Governmental Authority or third party is required for execution, delivery or performance of the Documents or the consummation of the Transactions, except (i) those that have been official or made, as the case may be, that are in full force and effect, (ii) as may be required under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the Offered Securities outside the U.S. in connection with the Transactions, (iii) those contemplated by the Registration Rights Agreement and (iv) the filing of a Current Report on Form 8-K with the Commission as may be required under the Securities Act and the Exchange Act, as the case may be, regarding the Documents and the Transactions.

(u) No Material Applicable Laws or Proceedings. (i) No Applicable Law shall have been enacted, adopted, passed or issued, (ii) no stop order suspending the qualification or exemption from qualification of any of the Offered Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the Company’s knowledge, be pending or contemplated as of the Closing Date and (iii) there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the knowledge of the Company or any of the Subsidiaries, threatened or contemplated by Governmental Authorities or threatened by others (collectively, “Proceedings”) that, with respect to clauses (i), (ii) and (iii) of this paragraph (A) would, as of the date hereof and at the Closing Date, restrain, enjoin, prevent or interfere with the consummation of the offering of the Offered Securities or any of the Transactions or (B) would, individually or in the aggregate, have a Material Adverse Effect.

(v) All Necessary Permits. Each of the Company and the Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted as described in the General Disclosure Package and the Final Offering Circular (“Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits, except where the failure to fulfill or perform such obligations would not, individually or in the aggregate, have a Material Adverse Effect; no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or has resulted, or after notice or lapse of time would result, in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received or has any reason to believe it will receive any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the General Disclosure Package and the Final Offering Circular or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(w) Title to Properties. The Company and its Subsidiaries have (i) Defensible (as defined below) title to all its interests in its producing natural gas and oil properties (including oil and gas wells, producing leasehold interests and appurtenant personal property) described in the General Disclosure Package and the Final Offering Circular as owned by it, (ii) investigated title in accordance with customary industry procedures prior to acquiring any non-producing leasehold properties (including undeveloped locations or leases held by production, and those leases not held by production and including exploration prospects) described in the General Disclosure Package and the Final Offering Circular as owned by it, (iii) good and indefeasible title to its other real property as described in the General Disclosure Package and the Final Offering Circular as owned by it and (iv) good title to its personal property as described in the General Disclosure Package and the Final Offering Circular as owned by it, in each case described in sub-clauses (i) through (iv) above, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Final Offering Circular or (b) do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; all real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company or any of its Subsidiaries material to the business is (i) held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its Subsidiaries, and (ii) all such leases and subleases are in full force and effect. Neither the Company nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease. As used herein, “Defensible” means, with respect to title to the producing properties (including oil and gas wells and producing leasehold interests) described in the General Disclosure Package and the Final Offering Circular as being owned by the Company or its Subsidiaries, that the Company and its Subsidiaries (1) are entitled to receive not less than the net revenue interests of such properties as set forth in the Reserve Reports (as defined herein) of all hydrocarbons and minerals produced, saved and marketed from such properties, and proceeds thereof, all without reduction, suspension or termination of such interests throughout the productive life of such properties, and (2) are obligated to bear a share of the costs and expenses relating to the maintenance, exploration, drilling, completion, development, operation, plugging and abandonment of such properties not greater than the working interests of such properties as set forth in the Reserve Reports, without increase throughout the life of such properties.

(x) Tax Law Compliance. All material Tax (as hereinafter defined) returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with generally accepted accounting principles of the United States, applied on a consistent basis throughout the periods involved (“GAAP”). To the knowledge of the Company, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals on the books and records of the Company and the Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all U.S. and non-U.S. federal, state, local and taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(y) Intellectual Property Rights. Each of the Company and the Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names (collectively, “Intellectual Property”) necessary for the conduct of its businesses and, as of the Closing Date, the Intellectual Property will be free and clear of all Liens, other than

Permitted Liens. The Company is not a party to, or bound by, any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are necessary to be described in the General Disclosure Package or the Final Offering Circular to avoid a material misstatement or omission and are not described therein. No claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of any Intellectual Property or any license or agreement related thereto, other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect. None of the intellectual property necessary to the business of and used by the Company or any of the Subsidiaries has been obtained or is hereby used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or, to the Company or any of the Subsidiaries’ knowledge, its officers, directors or employees or otherwise in violation of the rights of any person.

(z) ERISA Matters. Each of the Company, the Subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, the Subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). None of the Company, the Subsidiaries or any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(aa) Labor Matters. (i) Neither the Company nor any of the Guarantors is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company or the Guarantors, and, to the knowledge of the Company, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the knowledge of the Company, no union organizing or decertification efforts are underway or threatened against the Company or the Guarantors; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company or the Guarantors, or, to the Company’s knowledge, threatened against the Company or the Guarantors; (iv) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (v) to the knowledge of the Company, there is no threatened or pending liability against the Company or the Guarantors pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local law; (vi) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against the Company or the Guarantors that could, individually or in the aggregate, have a Material Adverse Effect; (vii) to the knowledge of the Company and the Guarantors, no employee or agent of the Company or the Guarantors has committed any act or omission giving rise to liability for any violation identified in subsection (v) and (vi) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (viii) no term or condition of employment exists through arbitration awards, settlement agreements or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(bb) Compliance with Environmental Laws. Each of the Company and the Subsidiaries is (i) in compliance with any and all applicable U.S. or non-U.S. federal, state and local laws and regulations relating to health and safety, or the pollution or the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii)

has received and is in compliance with all Permits required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required Permits or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar U.S. or non-U.S. state or local Environmental Laws or regulation requiring the Company or any of the Subsidiaries to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. The Company has reviewed the effects of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs would not have a Material Adverse Effect.

(cc) Insurance. Each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All material policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of the Subsidiaries under any such material policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and except as disclosed in the General Disclosure Package and the Final Offering Circular under the captions “Risk Factors-Risks Related to Our Industry-We may not be insured against all of the operating risks to which our business is exposed,” and “-Legislative and regulatory initiatives relating to offshore operations, which include consideration of increases in the minimum levels of demonstrated financial responsibility required to conduct exploration and production operations on the outer continental shelf and elimination of liability limitations on damages, will, if adopted, likely result in increased costs and additional operating restrictions and could have a material adverse effect on our business” neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) Accounting System. The Company and each of the Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. The Company’s independent auditors and board of directors have been advised of: (i) all “material weaknesses” and “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls (whether or not remediated); all such material weaknesses and significant deficiencies, if any, have been disclosed in the General Disclosure Package and the Final Offering Circular in all material respects; and since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ee) Use of Proceeds; Solvency; Going Concern. All indebtedness represented by the Offered Securities is being incurred for proper purposes and in good faith. On the Closing Date, after giving pro forma effect to the offering of the Offered Securities and the use of proceeds therefrom described under the caption “Use of Proceeds” in the General Disclosure Package and Final Offering Circular, the Company and each Guarantor (i) will be Solvent (as hereinafter defined), (ii) will have sufficient capital for carrying on its business and (iii) will be able to pay its debts as they mature. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and each Guarantor is not less than the total amount required to pay the liabilities of the Company and each Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and each Guarantor is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Offered Securities as contemplated by this Agreement and the General Disclosure Package and Final Offering Circular, neither the Company nor any Guarantor is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or any Guarantor is engaged; and (v) neither the Company nor any Guarantor is otherwise insolvent under the standards set forth in Applicable Laws.

(ff) No Price Stabilization or Manipulation. Neither the Company nor any of its Affiliates has and, to the Company’s knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of any of the Offered Securities or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Offered Securities, or (iii) except as disclosed in the General Disclosure Package and the Final Offering Circular, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(gg) No Registration Required Under the Securities Act or Qualification Under TIA. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under TIA is required for the offer or sale of the Offered Securities to the Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or are not “U.S. persons” (as defined under Regulation S of the Securities Act) and (ii) the accuracy of the Purchasers’ representations contained herein regarding the absence of general solicitation in connection with the sale of the Offered Securities to the Purchasers and in the Exempt Resales.

(hh) No Integration. The Offered Securities will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Offered Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Offered Securities have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof; and the Company does not have any intention of making, and will not make, an offer or sale of such securities of the Company of the same class as the Offered Securities, for a period of six months after the date of this Agreement, except for the offering of the Offered Securities as contemplated by this Agreement or the Registration Rights Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(ii) No Directed Selling Efforts. None of the Company, any of its Affiliates or other person acting on behalf of the Company has, with respect to Offered Securities sold outside the United States, offered the Offered Securities to buyers qualifying as “U.S. persons” (as defined in Rule 902 under the Securities Act) or engaged in any directed selling efforts within the meaning of Rule 902 under the Securities Act; the Company, any Affiliate of the Company and any person acting on behalf of the Company have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; and neither the Company nor any of its Affiliates has entered or will enter into any arrangement or agreement with respect to the distribution of the Offered Securities, except for this Agreement; provided that no representation is made in this paragraph with respect to the actions of the Purchasers.

(jj) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities of the Company or any “Affiliate” registered for sale under a registration statement, except for rights (i) contained in the Registration Rights Agreement or (ii) as have been duly waived.

(kk) Margin Requirements. None of the Transactions or the application of the proceeds of the Offered Securities will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(ll) Investment Company Act. The Company has been advised of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”); as of the date hereof and, after giving effect to the offering of the Offered Securities and the use of proceeds therefrom, each of the Company and its Subsidiaries is not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act; and following the Closing, the Company and its Subsidiaries will conduct their businesses in a manner so as not to be required to register under the Investment Company Act.

(mm) No Brokers. Neither the Company nor any of its Affiliates has engaged any broker, finder, commission agent or other person (other than the Purchasers) in connection with the offering of the Offered Securities or any of the Transactions, and neither the Company nor any of its Affiliates is under any obligation to pay any broker’s fee or commission in connection with such Transactions (other than commissions or fees to the Purchasers).

(nn) No Restrictions on Payments of Dividends. As of the Closing Date, except as otherwise disclosed in the General Disclosure Package and the Final Offering Circular, there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(oo) Sarbanes-Oxley. There is and has been no failure on the part of the Company and the Subsidiaries or any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such, to comply in all material respects with the applicable provisions of Sarbanes-Oxley and the rules and regulations promulgated in connection therewith.

(pp) Foreign Corrupt Practices Act. None of the Company or any Subsidiary or any director, officer, employee or, to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary has, in the course of such person’s actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee.

(qq) Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(rr) OFAC. Neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss) Royalty Payments. As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company and its Subsidiaries have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners), and no material amount of proceeds from the sale of production attributable to the oil and gas properties of the Company and its Subsidiaries are currently being held in suspense by any purchaser thereof, except, in each case, where the failure to make any such payments or where such amounts due could not, individually or in the aggregate, have a Material Adverse Effect on the Company or any of the Subsidiaries, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company or its Subsidiaries in their oil and gas properties, except where such claims could not, individually or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries.

(tt) Rights-of-Way. Each of the Company and its Subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the General Disclosure Package and Final Offering Circular, subject to such qualifications as may be set forth in the General Disclosure Package and Final Offering Circular and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect; none of such rights-of-way contains any restriction that is materially burdensome to the Company and its Subsidiaries, taken as a whole.

(uu) Reserve Report Data. The oil and gas reserve estimates of (i) the Company and its Subsidiaries as of December 31, 2009, 2010 and 2011 and (ii) the properties being acquired from Hilcorp pursuant to the Hilcorp Purchase and Sale Agreement (the “Hilcorp Properties”) as of July 1, 2012 contained in the General Disclosure Package and the Final Offering Circular are derived from reports (the “Reserve Reports”) that have been prepared by the independent petroleum engineering firms as set forth therein, such reserve estimates fairly reflect, in all material respects, the oil and gas reserves of each of the Company and its Subsidiaries and the Hilcorp Properties at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(vv) Independent Reserve Engineering Firms. Netherland, Sewell & Associates, Inc. (“NSAI”) and Ryder Scott Company, L.P. (“Ryder Scott”) are independent petroleum engineers with respect to the Company and its Subsidiaries as of the date hereof and for the periods set forth in the General Disclosure Package and the Final Offering Circular. To the knowledge of the Company, W.D. Von Gonten & Company (“WDVG”) is an independent petroleum engineer with respect to Hilcorp as of the date hereof and for the periods set forth in the General Disclosure Package and the Final Offering Circular.

(ww) Certificates. Each certificate signed by any officer of the Company or any of the Subsidiaries, delivered to the Purchasers shall be deemed a representation and warranty by the Company or any such Subsidiary (and not individually by such officer) to the Purchasers with respect to the matters covered thereby.

(xx) Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Circular under the headings “Description of Other Indebtedness,” “Description of Notes,” and “Certain United States Federal Income Tax Considerations,” insofar as such statements summarize Proceedings discussed therein, are accurate and fair summaries of such Proceedings and present the information required to be shown.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.5% of the principal amount thereof plus accrued interest from August 15, 2012 to the Closing Date (as hereinafter defined), the respective principal amounts of the Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Offered Regulation S Global securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Notice to Investors” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer pursuant to the terms of the Escrow Agreement at the office of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, at 9:00 a.m., (Houston time), on October 25, 2012, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date” , against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the Offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for review at the above office of Latham & Watkins LLP at least 24 hours prior to the Closing Date.

4. Representations by Purchasers; Resale by Purchasers.

(a) Each Purchaser severally represents and warrants to the Company and the Guarantors that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“ The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Purchaser severally agrees that it and each of its affiliates have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company and the Guarantors.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time:

(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(f) Each of the Purchasers severally represents and agrees that

(i) (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell the Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Company;

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5. Certain Agreements of the Company and each Guarantor. The Company and each Guarantor agree with the several Purchasers that:

(a) Amendments and Supplements to Offering Circulars. The Company and the Guarantors will promptly advise the Representatives of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without the Representatives’ consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantors promptly will notify the Representatives of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representatives, an amendment or supplement which will correct such statement or omission. Neither the Representatives’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b) Furnishing of Offering Circulars. The Company and the Guarantors will furnish to the Representatives copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representatives request. At any time when the Company is not subject to Section 13 or 15(d), the Company and the Guarantors will promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) Blue Sky Qualifications. The Company and the Guarantors will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d) Reporting Requirements. For so long as the Offered Securities or the Exchange Notes remain outstanding, and whether or not required by the rules and regulations of the Commission, the Company will furnish to the Representatives and upon request, to any Purchaser or holder, beneficial owner or prospective purchaser of Offered Securities or Exchange Notes, within the time periods specified in the Commission’s rules and regulations applicable to a non-accelerated filer:

(iv) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K, beginning with the quarterly report on Form 10-Q for the quarter ending 9/30/2012, if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(v) all current reports that would be required to be filed by the Company on Form 8-K if the Company were required to file such reports.

If the foregoing information or reports are publicly available on the Commission’s website, the Company will not be required to furnish such information or reports to any Purchaser or holder, beneficial owner or prospective purchaser of Offered Securities or Exchange Notes.

(e) Transfer Restrictions. During the period of two years after the Closing Date, the Company will, upon request, furnish to the Representatives, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f) No Resales by Affiliates. During the period of two years after the Closing Date, the Company will not, and will not permit any of its controlled Affiliates to, resell any of the Offered Securities that have been reacquired by any of them.

(g) Investment Company. During the period of two years after the Closing Date, neither the Company nor any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) Payment of Expenses. The Company and the Guarantors will pay all expenses incidental to the performance of their respective obligations under this Agreement, the Indenture, the Escrow Agreement and the Registration Rights Agreement, including but not limited to (i) the fees and expenses of the Trustee and escrow agent and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Notes and the Private Exchange Notes, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material, any other Documents and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Notes; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Notes for sale under the laws of such jurisdictions in the United States and Canada as the Representatives designate and the preparation and printing of memoranda relating thereto, (v) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Notes, and (vi) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers. The Company and the Guarantors will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers, the Company and the Guarantors relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s and the Guarantors’ officers and employees and any other expenses of the Company and the Guarantors including the chartering of airplanes.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(j) Absence of Manipulation. In connection with the offering, until the Representatives shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company, the Guarantors nor any of their affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither they nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k) Restriction on Sale of Securities. During the period beginning from the date hereof and continuing until the date that is 90 days after the Closing Date, neither the Company nor any Guarantor will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Company or such Guarantor and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of its Notes (“Lock-Up Securities”), except as described in the General Disclosure Package: (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of the Representatives. Neither the Company nor any Guarantor will at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

6. Free Writing Communications.

(a) Issuer Free Writing Communications. The Company and each Guarantor represents and agrees that, unless it obtains the prior consent of the Representatives, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Annex A hereto, or (ii) does not contain any material information about the Company or any Guarantor or their securities that was provided by or on behalf of the Company or any Guarantor, it being understood and agreed that the Company and each Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a) Comfort Letters.

(i) The Purchasers shall have received from KPMG LLP, the former registered public or certified public accountants of the Company, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Representatives and their counsel, with respect to (i) the audited financial statements of the Company for the year ended December 31, 2009, (ii) the unaudited financial statements of the Company for the quarter ended March 31, 2010 and (iii) certain financial information contained in the General Disclosure Package and the Final Offering Circular, and (B) a customary “bring-down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel, which includes, among other things, a reaffirmation by KPMG LLP of the statements made in its initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the General Disclosure Package and the Final Offering Circular.

(ii) The Purchasers shall have received from PricewaterhouseCoopers LLP, the registered public or certified public accountants of the Company, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Representatives and their counsel, with respect to certain financial information contained in the General Disclosure Package and the Final Offering Circular, and (B) a customary “bring-down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel, which includes, among other things, a reaffirmation by PricewaterhouseCoopers LLP of the statements made in its initial letter furnished pursuant to clause (A) with respect to such financial information contained in the General Disclosure Package and the Final Offering Circular.

(iii) The Purchasers shall have received from PricewaterhouseCoopers LLP, the registered public or certified public accountants of Hilcorp, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Representatives and their counsel, with respect to the Statements of Revenue and Operating Expense related to the Hilcorp Properties and contained in the General Disclosure Package and the Final Offering Circular, and (B) a customary “bring-down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives and their counsel, which includes, among other things, a reaffirmation of the statements made by PricewaterhouseCoopers LLP in its initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the General Disclosure Package and the Final Offering Circular.

(iv) At the time of execution of this Agreement, the Purchasers shall have received from NSAI an initial letter, in form and substance satisfactory to the Representatives, addressed to the Purchasers and dated the date hereof and a subsequent letter dated as of the Closing Date, confirming that they are independent with respect to the Company and stating the conclusions and findings of such firm with respect to matters pertaining to the Company’s use of NSAI’s reports on proved reserves of the Company as of December 31, 2009, 2010 and 2011 as is customary to initial purchasers in connection with similar transactions.

(v) At the time of execution of this Agreement, the Purchasers shall have received from Ryder Scott an initial letter, in form and substance satisfactory to the Representatives, addressed to the Purchasers and dated the date hereof and a subsequent letter dated as of the Closing Date, confirming that they are independent with respect to the Company and stating the conclusions and findings of such firm with respect to matters pertaining to the Company’s use of Ryder Scott’s reports on proved reserves of the Company as of December 31, 2009, 2010 and 2011 as is customary to initial purchasers in connection with similar transactions.

(vi) At the time of execution of this Agreement, the Purchasers shall have received from WDVG an initial letter, in form and substance satisfactory to the Representatives, addressed to the Purchasers and dated the date hereof and a subsequent letter dated as of the Closing Date, confirming that they are independent with respect to Hilcorp and stating the conclusions and findings of such firm with respect to matters pertaining to the Company’s use of WDVG’s report on proved reserves of the Hilcorp Properties as of July 1, 2012 as is customary to initial purchasers in connection with similar transactions.

(b) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantors and their respective Subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or any Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any Guarantor has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) except as contemplated by clause (iv) above, any suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representatives impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c) Opinion of Counsel for Company. The Purchasers shall have received an opinion, dated the Closing Date, of Sidley Austin LLP, counsel for the Company, to the effect that:

(i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular.

(ii) EPL Pioneer Houston, Inc. (“EPL Houston”) is a corporation validly existing and in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular.

(iii) Each of EPL Pipeline, L.L.C., Delaware EPL of Texas, LLC and Anglo-Suisse Offshore Pipeline Partners, L.L.C. (each, a “Delaware Guarantor” and, collectively, the “Delaware Guarantors”) is a limited liability company validly existing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Offering Circular.

(iv) This Agreement has been duly authorized by all necessary corporate or limited liability company action of, and duly executed and delivered by, the Company and each of EPL Houston and the Delaware Guarantors (the “Covered Guarantors”). This Agreement has been executed and delivered by EPL of Louisiana, L.L.C. (“EPL Louisiana”) to the extent such execution and delivery are governed by the laws of the State of New York. The Hilcorp Purchase and Sale Agreement has been duly authorized by all necessary corporate action of, and duly executed and delivered by, the Company.

(v) Each of the Registration Rights Agreement and the Indenture has been duly authorized by all necessary corporate or limited liability company action of, and duly executed and delivered by, the Company and each of the Covered Guarantors. Each of the Registration Rights Agreement and the Indenture constitutes a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms. The Escrow Agreement has been duly authorized by all necessary corporate action of, and duly executed and delivered by, the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(vi) The Notes have been duly authorized by all necessary corporate action of, and executed by, the Company, and, when the Notes are authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(vii) The Exchange Notes have been duly authorized by all necessary corporate action of the Company.

(viii) The Guarantee by each Covered Guarantor has been duly authorized by all necessary corporate or limited liability company action of such Covered Guarantor.

(ix) When the Notes are delivered against payment therefor in accordance with the terms of this Agreement and the Indenture, the Guarantee by each Guarantor will constitute a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

(x) No consent, approval, authorization or order of, or filing by the Company or any Guarantor with, any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of New York or the State of Texas is required under Applicable Laws (as defined below) in connection with the execution, delivery or performance by the Company and the Guarantors of this Agreement, the Indenture and the Registration Rights Agreement, or the execution, delivery or performance by the Company of the Escrow Agreement, or in connection with the issuance or sale of the Notes by the Company and the issuance of the Guarantees by the Guarantors. The term “Applicable Laws” means those state laws of the State of New York and the State of Texas, and those federal laws of the United States of America, which, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Purchase Agreement; provided, however, that the term “Applicable Laws” shall not include federal or state securities or blue sky laws (including, without limitation, the Securities Act, the Exchange Act, TIA or the Investment Company Act), antifraud laws or in each case any rules or regulations thereunder.

(xi) The execution, delivery and performance of this Agreement, the Indenture and the Registrations Rights Agreement by the Company and the Guarantors, the execution, delivery or performance by the Company of the Escrow Agreement, the issuance and sale of the Notes by the Company, and the issuance of the Guarantees by the Guarantors do not (a) violate the certificate of incorporation or by-laws of the Company or EPL Houston or the certificate of formation or operating agreement of the Delaware Guarantors, (b) violate any order or decree of any court, arbitrator or governmental agency that is binding upon the Company or the Guarantors or their respective properties (such opinion to be limited to those orders and decrees, if any, to be specified in such opinion), (c) result in any breach of, or constitute a default under, or result in the creation of a lien on any properties of the Company or the Guarantors under, any of the agreements to which the Company or any of the Guarantors is a party or bound (such opinion to be limited to those material agreements specified in such opinion) or (d) result in a violation by the Company or any of the Guarantors of any Applicable Laws. (Counsel need express no opinion with respect to any violation or default (x) not readily ascertainable from the face of any such order, decree or agreement, (y) arising under or based upon any cross-default provision insofar as it relates to a violation or default under an agreement not specified in the opinion or (z) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).

(xii) It is not necessary in connection with the offer and sale of the Notes to the Purchasers under this Agreement or in connection with the initial resale of the Notes by the Purchasers as contemplated by this Agreement, the General Disclosure Package or the Final Offering Circular to register the Notes under the Securities Act or to qualify the Indenture under TIA.

(xiii) The Company is not, and, solely after giving effect to the offer and sale of the Notes and the application of the net proceeds from such sale as described under the caption “Use of Proceeds” in the Final Offering Circular, will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act.

(xiv) The statements contained in the General Disclosure Package and the Final Offering Circular under the caption “Description of Notes,” to the extent that such statements purport to describe certain provisions of the Indenture, the Registration Rights Agreement or the Notes, accurately describe such provisions in all material respects. The statements contained in the General Disclosure Package and the Final Offering Circular under the caption “Description of Other Indebtedness,” to the extent that such statements purport to describe certain provisions of the Company’s 8.25% Senior Notes due 2018 issued on February 14, 2011 or the Credit Agreement, dated February 14, 2011, among the Company, Bank of Montreal, as Administrative Agent, and certain financial institutions, as Lenders, accurately describe such provisions in all material respects.

(xv) The statements contained in the General Disclosure Package and the Final Offering Circular under the caption “Certain United States Federal Income Tax Considerations,” to the extent that such statements purport to describe matters of United States federal income tax law and regulations, accurately describe such matters in all material respects.

(xvi) To the knowledge of counsel for the Company, no proceeding is pending or overtly threatened in writing that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the execution, delivery or performance by the Company or any Guarantor of this Agreement, the Indenture, the Registration Rights Agreement or the Escrow Agreement or the consummation of any of the transactions contemplated thereby, including the consummation of the transactions contemplated by the Hilcorp Purchase and Sale Agreement.

In addition, such counsel for the Company shall state that in acting as counsel to the Company in connection with the transactions contemplated by this Agreement, it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of Netherland Sewell & Associates, Inc., an independent petroleum engineering consultant, Ryder Scott Company, LP, independent petroleum engineers, and W. D. Von Gonten & Co., independent petroleum engineers, and representatives of the Purchasers and their counsel, at which conferences certain contents of the General Disclosure Package and the Offering Circular and related matters were discussed; and although such counsel is not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included in or omitted from the General Disclosure Package or the Offering Circular and have made no independent check or verification thereof (except as set forth in paragraphs (xiv) and (xv) above), based upon its participation in such conferences, no facts have come to such counsel’s attention that have caused such counsel to believe that, insofar as is relevant to the offering of the Notes, (1) the General Disclosure Package as of the Applicable Time included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) the Offering Circular, as of the date of the Offering Circular or on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that such counsel need not express any belief or make any statement with respect to financial statements and schedules and other financial or statistical data included in or omitted from the General Disclosure Package or the Offering Circular or with respect to the information referred in the General Disclosure Package and the Offering Circular under the caption “Independent Registered Petroleum Engineers” as having been included therein on the authority of Netherland Sewell & Associates, Inc., an independent petroleum engineering consultant, Ryder Scott Company, LP, independent petroleum engineers, or W. D. Von Gonten & Co., independent petroleum engineers, as experts.

Such counsel may limit its opinion to the federal laws of the United States of America, the laws of the State of New York and the State of Texas, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware. Such opinion may also include such other customary assumptions and qualifications, including, an assumption that (a) EPL Louisiana is a limited liability company existing and in good standing under the laws of the State of Louisiana, and (b) each of this Agreement, the Indenture and the Registration Rights Agreement and the Guarantee of EPL Louisiana (i) has been duly authorized by all necessary limited liability company action of EPL Louisiana under the laws of the State of Louisiana and duly executed and delivered by EPL Louisiana under the laws of the State of Louisiana, (ii) does not violate the organizational documents of EPL Louisiana or the laws of the State of Louisiana, and (iii) constitutes a valid and binding obligation of EPL Louisiana under the laws of the State of Louisiana, enforceable against EPL Louisiana in accordance with its terms.

(d) Opinion of Local Counsel. The Purchasers shall have received from Slattery, Marino & Roberts LLP, local counsel to the Company, its written opinion, dated the Closing Date and addressed to the Purchasers, substantially in the form of Schedule D attached hereto.

(e) Opinion of Counsel for Purchasers. The Purchasers shall have received from Latham & Watkins LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Notes, the General Disclosure Package, the Final Offering Circular (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. The Purchasers shall have received a certificate dated the Closing Date, of an executive officer of the Company, on behalf of the Company and the Guarantors, in which such officer shall state that the representations and warranties of the Company and the Guarantors in this Agreement are true and correct, that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Guarantors and their respective subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(g) Secretary’s Certificate. The Purchasers shall have received a certificate, dated the Closing Date, executed by the Secretary of the Company and each Guarantor, certifying such matters as the Representatives may reasonably request.

(h) Good Standing Certificates. The Purchasers shall have received a certificate evidencing qualification by such entity as a foreign corporation in good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which each of the Company and the Guarantors operates as of a date within five days prior to the Closing Date.

(i) Solvency Certificate. The Purchasers shall have received a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer of the Company in the form of Schedule E attached hereto.

(j) Hilcorp Guarantee. Substantially concurrently to the Closing Date, Hilcorp will execute a joinder to the Indenture and take all other action necessary to become a guarantor of the Notes as to the payment of principal and interest.

(k) Executed Documents. The Purchasers shall have received fully executed originals (or facsimile or other electronic copies of such fully executed originals) of each Document other than the Hilcorp Purchase and Sale Agreement (each of which shall be in full force and effect on terms reasonably satisfactory to the Representatives), and each opinion, certificate, letter and other document to be delivered in connection with the offering of the Offered Securities or any other Transaction.

The Company and the Guarantors will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of the Closing Date or otherwise.

8. Indemnification and Contribution.

(a) Indemnification of Purchasers. The Company and the Guarantors will jointly and severally indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Material), or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless each of the Company, the Guarantors, each of their respective directors and each of their respective officers and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular: the third (first and second sentences), eighth (second and third sentences), ninth (including bullet points) and tenth paragraphs under the caption “Plan of Distribution” in the Preliminary Offering Circular and the Final Offering Circular; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above (other than in accordance with the express terms of such provisions), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Company and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers at c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attention: Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

13. Representation of Purchasers. The Representatives will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by the Representatives jointly or by Credit Suisse will be binding upon all the Purchasers.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Guarantors acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantors and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Representatives have advised or are advising the Company or the Guarantors on other matters;

(b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arms-length negotiations with the Representatives and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has and the Guarantors have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Guarantors waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Guarantors.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions. The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

EXECUTION VERSION

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours, EPL OIL & GAS, INC.

By:	/s/ David Cedro
Name: David Cedro
Title: Senior Vice President, Chief Accounting Officer, Treasurer and Secretary

EPL PIPELINE, L.L.C.

By:	/s/ David Cedro
Name: David Cedro
Title: Senior Vice President, Chief Accounting Officer, Treasurer and Secretary

DELAWARE EPL OF TEXAS, LLC

By:	/s/ Paul B. Jones
Name: Paul B. Jones
Title: Assistant Secretary

EPL PIONEER HOUSTON, INC.

By:	/s/ David Cedro
Name: David Cedro
Title: Senior Vice President, Chief Accounting Officer, Treasurer and Secretary

EPL OF LOUISIANA, L.L.C.

By:	/s/ David Cedro
Name: David Cedro
Title: Senior Vice President, Chief Accounting Officer, Treasurer and Secretary

ANGLO-SUISSE OFFSHORE PIPELINE PARTNERS, L.L.C.

By:	/s/ David Cedro
Name: David Cedro
Title: Senior Vice President, Chief Accounting Officer, Treasurer and Secretary

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written. CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Aaron Gaydosik
Name: Aaron Gaydosik
Title: Director

BMO CAPITAL MARKETS CORP.

By:	/s/ Thomas D. Dale
Name: Thomas D. Dale
Title: Managing Director

JEFFERIES & COMPANY, INC.

By:	/s/ Stephen M. Straty
Name: Stephen M. Straty
Title: Global Head of Energy Investment Banking

Acting on behalf of themselves and as the Representatives of the several Purchasers

SCHEDULE A

Principal Amount of
Purchasers	Offered Securities
Credit Suisse Securities (USA) LLC	$105,000,000
BMO Capital Markets Corp.	$105,000,000
Jefferies & Company, Inc.	$15,000,000
Capital One Southcoast, Inc.	$12,000,000
Natixis Securities Americas LLC	$12,000,000
Scotia Capital (USA) Inc	$12,000,000
KeyBanc Capital Markets Inc.	$12,000,000
ING Financial Markets LLC	$7,500,000
IBERIA Capital Partners LLC	$7,500,000
Johnson Rice & Company LLC	$3,600,000
Global Hunter Securities LLC	$3,600,000
Dahlman Rose & Company, LLC	$2,400,000
Burnham Securities Inc.	$1,200,000
Brean Capital, LLC	$1,200,000

Total	$300,000,000